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Exhibit 24

CERTIFICATE OF SECRETARY

    The undersigned hereby certifies that:

    I am the duly qualified and acting Secretary of 4-D Neuroimaging, a California corporation (the "Corporation").

    The following is a true copy of a resolution duly adopted by the Board of Directors at a meeting held on December 5, 2001, which appears in the minute book of the Corporation:

  "WHEREAS, the Corporation intends to file a Form 10-K with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, for the fiscal year ended September 30, 2001;

  RESOLVED, the board hereby constitute and appoint D. Scott Buchanan and Eugene C. Hirschkoff, or either of them, as their attorneys-in-fact to act in their place and stead and to execute and to file such Annual Report and any amendments or supplements thereto, giving and granting to said attorneys full power and authority to do and perform each and every act whatsoever requisite and necessary to be done in and about the premises, with full power of substitution, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, and hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof."

    Such resolution has not subsequently been amended, modified or revoked and as of the date of this Certificate is in full force and effect.

    IN WITNESS WHEREOF, I have executed this Certificate of Secretary as of December 21, 2001.

/s/ EUGENE C. HIRSCHKOFF Eugene C. Hirschkoff, Secretary

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Certified Power of Attorney